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                                                                  EXHIBIT 10(xv)

                             NACCO INDUSTRIES, INC.
                 EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN

1.       PURPOSE OF THE PLAN

         The purpose of this Executive Long-Term Incentive Compensation Plan (the "Plan") is to further the long-term profits and growth of NACCO Industries, Inc. (the "Company") by enabling the Company to attract and retain key executive employees of the Company by offering long-term incentive compensation to those key executive employees who will be in a position to make significant contributions to such profits and growth. This incentive is in addition to annual compensation and is intended to encourage enhancement of the Company's stockholder value.

2.       DEFINITIONS

         (a) "Average Award Share Price" means the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the relevant period.

         (b) "Award" means an award paid to a Participant under this Plan for any period of one or more years in an amount determined pursuant to a formula which is established by the Committee not later than the 90th calendar day of the performance period on which the Award is based. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares.

         (c) "Award Shares" means shares of Class A Common Stock which are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

         (d) "Class A Common Stock" means the Company's Class A Common Stock, par value $1.00 per share.

         (e) "Committee" means the Nominating, Organization and Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with
Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is not an employee of the Company or any of its subsidiaries and (ii) is a "disinterested person" within the meaning of Rule 16b-3.

         (f) "Participant" means any salaried employee of the Company who in the judgment of the Committee occupies a key executive position in which his efforts may significantly contribute to the profits or growth of the Company. Employees of the Company's subsidiaries shall not be eligible to participate in this Plan.

         (g) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

         (h) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

         (i) "Target Award" means a dollar amount equal to the award to be paid to a Participant under the Plan assuming that the performance targets are met.

3.       ADMINISTRATION

         This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan; provided, however, that no such action may be taken by the Committee which would cause any Awards to be made to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

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4.       ELIGIBILITY

         Each Participant, including directors of the Company who are also salaried employees of the Company, shall be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5.       AWARDS

         The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

         (a) Not later than the ninetieth day of each calendar year, the Committee shall approve (i) a Target Award to be granted to each Participant and
(ii) a formula for determining the amount of each Award, which formula is based upon the Company's average return on equity or return on total capital employed for years covered by the performance period. Each grant shall specify the allocation between the cash portion of the Award and the equity portion of the Award.

         (b) Not later than the ninetieth day of the following calendar year, the Committee shall approve:

              (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 5(a); and

              (ii) a final calculation of the amount of each Award to be paid to each Participant for the prior year, which amount shall be not greater than the amount determined in accordance with Section 5(b)(i). The Committee shall have the power to decrease, but not to increase, the amount of any Award below the amount determined in accordance with Section 5(b)(i), provided, however, no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

         (c) Each Award shall be paid partly in cash and partly in Award Shares. The number of Award Shares to be issued to a Participant shall be based upon the number of shares of Class A Common Stock which can be purchased with the equity portion of the Award at the Average Award Share Price. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single year as a result of Awards under this Plan shall not exceed $2,250,000.

         (d) Award Shares shall entitle such Participant to voting, dividend and other ownership rights. Each Award shall provide that the transferability of the Award Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of payment for a period of ten years, or such other shorter or longer period as may be determined by the Committee from time to time.

         (e) Each payment of Award Shares shall be evidenced by an agreement executed on behalf of the Company by an executive officer and delivered to and accepted by such Participant; each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares (other than a transfer (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, or (iii) to a trust for the benefit of a Participant or his spouse, children or grandchildren, provided that Award Shares transferred to such a trust shall continue to be Award Shares subject to this Plan).

         (f) Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical performance periods.

6.       WITHHOLDING TAXES

         To the extent that the Company is required to withhold federal, state or local taxes in connection with any Award paid to a Participant under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.

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7.       AMENDMENT, TERMINATION AND ADJUSTMENTS

         The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award or any Award Shares of such Participant; and further provided, however, that, without further approval by the stockholders of the Company, no such action shall (i) increase the maximum number of Award Shares to be issued under this Plan specified in Section 8 (except that adjustments and additions expressly authorized by this Section 7 shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to this Plan or (iii) cause any amount of an Award to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). The Committee may make or provide for such adjustment in the total number of Award Shares to be issued under this Plan specified in Section 8 as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. All Target Awards and Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan. In the case of termination of employment by reason of death, permanent disability or retirement pursuant to the terms of the qualified pension plan applicable to the Participant, or in the case of other special circumstances, of a Participant who holds Award Shares as to which the prohibition or restriction on transfer has not lapsed, or in case of a termination of the Plan pursuant to this Section 7, the Committee may, in its sole discretion, accelerate the time at which such prohibition or restriction on transfer will lapse.

8.       AWARD SHARES SUBJECT TO PLAN

         Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock which may be issued as Award Shares under this Plan shall be 300,000.

9.       APPROVAL BY STOCKHOLDERS

         The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 2001, all grants of Target Awards made on or after January 1, 2001, shall be rescinded.

10.      GENERAL PROVISIONS

         (a) No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

         (b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         (c) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

11.      EFFECTIVE DATE

         Subject to its approval by the stockholders of the Company, this Plan shall become effective as of January 1, 2001.